EXHIBIT 10.1
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                          FIRST AMENDMENT TO THE
                      JONES LANG LASALLE INCORPORATED
              AMENDED AND RESTATED STOCK COMPENSATION PROGRAM


      WHEREAS, Jones Lang LaSalle Incorporated (the "Company") maintains the Amended and Restated Stock Compensation Program (the "Plan").

      WHEREAS, the Company has determined that amending the Plan in certain respects is in the best interest of the Company.

      WHEREAS, Section 10 of the Plan provides that the Company may at any time and from time-to-time alter, amend, suspend or terminate the Plan in whole or in part, and the Board of Directors have approved the amendment to the Plan set forth herein.

      NOW THEREFORE, the Plan has been amended effective January 1, 2001 as follows:

      1. Section 7.3. of the Plan is hereby deleted and replaced in its entirety with the following new Section 7.3:

            7.3 COMPANY MATCH. That portion of the bonus award that is in the form of deferred shares pursuant to the program will be matched by the company by 20% for bonus awards granted with respect to the year 1999 and in an amount to be determined by the administrator, in its sole discretion, for bonus awards granted with respect to the years (or other periods) thereafter.

      2. Capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Plan. Except as herein modified, all the terms, conditions and provisions of the Plan are hereby ratified, confirmed and carried forward.